                               EXTENSION AGREEMENT

         THIS AGREEMENT made as of the 4th day of February, 2000.

B E T W E E N:

         GLEN YOUNG INVESTMENTS

                                                     (the "Landlord")

         -and-

         1054323 ONTARIO LIMITED
         o.a. Absolute Wheel & Tire

                                                     (the "Tenant")

WHEREAS:

         By an Offer to Lease dated the 28th day of November, 1994, (hereinafter called the "Lease") the Landlord leased to the Tenant for a term ("Term") of Five (5) years commencing on the 1st day of December, 1994 and expiring on the 31st day of March, 2000.

         Covering certain premises (the "Leased Premises"), comprising an area of approximately 5,025 square feet located at 4884 Dufferin Street, Unit 1, North York, Ontario.

NOW THEREFORE the parties agree as follows:

1. The Term of the Lease is hereby extended for a further period of FIVE (5) years commencing on the 1st day of April, 2000 and expiring on the 31st day of March, 2005 (the "Extended Term") upon the same terms, covenants and conditions including the right of renewal as are contained in the Lease.

2. The Tenant and the Landlord acknowledge and agree that the Lease is hereby amended as follows:

During the period from and including 1st day of April, 2000 to and including 31st day of March, 2001, the Tenant shall pay to the Landlord as Minimum Rent the annual sum of TWENTY TWO THOUSAND SIX HUNDRED AND TWELVE 50/100 Dollars ($22,612.50) payable in equal consecutive monthly installments of ONE THOUSAND EIGHT HUNDRED AND EIGHTY-FOUR 38/100 Dollars ($1,884.38), based on a rate of $4.50 per square foot.

During the period from and including 1st day of April, 2001 and including 31st day of March, 2005, the Tenant shall pay to the Landlord as Minimum Rent the annual sum of TWENTY FIVE THOUSAND ONE HUNDRED AND TWENTY FIVE (00/100 Dollars ($25,125.00) payable in equal consecutive monthly installments of TWO THOUSAND AND NINETY THREE 75/100 Dollars ($2,093.75), based on a rate of $5.00 per square foot.

cash in advance on the first day of each calendar month during such period, together with additional rent hereinafter reserved in the amount of as set out in the lease agreement plus G.S.T.

3. The Tenant represents and warrants that it has the right, full power and authority to agree to the amendments to the Lease, and other provisions contained in this Agreement.

4. The parties confirm that the terms, covenants and conditions of the Lease remain unchanged and in full force and effect, except as modified by this Agreement and except that the Landlord agrees that the Minimum Rate for the renewal term shall be no more than 12% over and above the Minimum Rate for the last month of the term created by this Agreement. It is understood and agreed that all terms and expressions when used in this

Agreement, unless a contrary intention is expressed herein, have the same meaning as they have in the Lease.

5. This Agreement shall enure to the benefit of and be binding upon the parties hereto and their respective successors and assigns as the case may be.

         IN WITNESS WHEREOF the Landlord has duly executed this Agreement this 22nd day of March, 2000.

SIGNED, SEALED AND                    )  GLEN YOUNG INVESTMENTS
DELIVERED                             )                               (Landlord)
in the presence of:                   )
                                      )
                                      )  Per
                                      )     ------------------------------------
                                      )  Per
                                      )     ------------------------------------

         IN WITNESS WHEREOF the Tenant has duly executed this Agreement this
             day of                 2000.

In the presence of                    )  1054323 ONTARIO LIMITED
                                      )  o.a. Absolute Wheel & Tire     (Tenant)
                                      )
                                      )  Per /s/ [illegible]
                                      )     ------------------------------------
                                      )
                                      )  Per
                                      )     ------------------------------------

                                 OFFER TO LEASE

PREMISES                1.1      The undersigned

                          1054323 ONTARIO LIMITED

                                   (hereinafter called the "Tenant")

                        hereby offers to lease from

                        GLEN YOUNG INVESTMENTS

                                  (hereinafter called the "Landlord")

                        those certain premises (hereinafter called the "Demised Premises") in the building known as 4884 Dufferin Street, (the "Building"), together with any other buildings in the development (the "Complex") in the CITY of NORTH YORK, PROVINCE OF ONTARIO, which demised premises are shown outlined in red on Schedule "A", hereto attached, and which Demised Premises contain an area of approximately 5,025 square feet.

DEPICTION               2.       The depiction of the Building, or the Complex,
                        if applicable, in which the Building, or the Complex, if applicable, forms a part of Schedule "A" does not constitute a representation warranty or covenant of any kind whatsoever by Landlord and Landlord reserves the right to make changes, alterations and additions as Landlord may from time to time decide.

INSPECTION              3.       Tenant acknowledges that he has examined the
                        Demised Premises as of November 15, 1994 and is familiar with the condition thereof and the permitted uses thereof. Tenant accepts the Demised Premises on an "as is" basis and agrees that Landlord shall not be obligated or required to perform any work on or correct any condition of the Demised Premises prior to the Lease Commencement Date or at any time thereafter save as to provide all electrical and mechanical systems in good working order on occupancy.

TERM                    4.1      The Lease shall be for a period of FIVE (5)
                        years FOUR (4) months computed from December 1, 1994 to and including March 31, 1999 (the "Lease Commencement Date"),

                        4.2 The Tenant may occupy the Demised Premises for the period from the Lease Commencement Date to the Rental Commencement Date (as hereinafter defined) for the purpose of fixturing. All terms and conditions of the Lease shall apply to such occupation save for the obligation to pay Minimum Rental. The Rental Commencement Date shall be the 1st day of April, 1995.

RENT                    5.1      Yielding and Paying therefor yearly and every
                        year during the Term hereby granted the following sum of lawful money of Canada as an annual minimum rental (the "Minimum Rental"), without deduction, abatement or set-off, together with additional rental reserved in the Lease;

                        5.1.1 The Minimum Rental for the first year and four months of the Term shall be TEN THOUSAND AND FIFTY 00/100 Dollars ($10,050.00) plus G.S.T., per annum payable in equal consecutive monthly installments of EIGHT HUNDRED AND THIRTY SEVEN 50/100 Dollars ($837.50), based on a rate of TWO 00/100 Dollars ($2.00) per square foot per annum;

                                 the Minimum Rental for the second year of
                        the Term shall be EIGHTEEN THOUSAND EIGHT HUNDRED AND FORTY THREE 75/100 Dollars ($18,843.75), plus G.S.T. per annum payable in equal consecutive monthly installments of ONE THOUSAND FIVE HUNDRED SEVENTY 31/100 Dollars ($1,570.31), based on a rate of THREE 75/100 Dollars ($3.75) per square foot per annum;

                                   [initials]
                                 the Minimum Rental for the third through
                        fifth years of the Term shall be TWENTY THOUSAND ONE HUNDRED 00/100 Dollars ($20,100.00) plus G.S.T., per annum payable in equal consecutive monthly installments of ONE THOUSAND SIX HUNDRED AND SEVENTY FIVE 00/100 Dollars ($1,675.00), based on a rate of FOUR 00/100 Dollars ($4.00) per square foot per annum;

                        on the first day of each month during the Term of the Lease.

RENTAL                  6.       The Landlord acknowledges receipt of a deposit
AND                     in the amount of $2,688.38 including G.S.T. of which the
SECURITY                sum is to be applied against the first month's Minimum
DEPOSIT                 Rent when the same falls due and the remainder is to
                        applied against the last month's Minimum Rent, when the same falls due. In the event that this Offer is not accepted, the said amount shall be returned to the Tenant without interest or deduction.

RENEWAL                 7.       Landlord covenants with Tenant that if Tenant
                        duly and regularly pays the rent and performs all of
                        the covenants, provisos and agreements on the part of
                        Tenant to be paid and performed in the Lease, and
                        provided the Tenant is not then is default under the
                        terms of the Lease, Landlord, at the expiration of the
                        Term, and upon Tenant's written request, mailed by
                        registered post, return receipt requested, to, or
[initials]              delivered to, Landlord and received by the Landlord at
                        least 3 months prior to the expiration of the Term, grant to Tenant a renewal lease of the Demised Premises on an "as is" basis for a further term of FIVE (5) years upon the same terms and conditions except as to Rent
                        Free Period, payment of the Ramp and further renewal term and except as to Minimum Rent, which Minimum Rent is to be negotiated (the "Renewal Minimum Rent") for the Demised Premises at the commencement of the renewal term, however, such Renewal Minimum Rent shall not be more than $5.00 per square foot. If the parties are unable to agree as to Renewal Minimum Rent, such Renewal Minimum Rent shall be determined by arbitration. It is agreed that whether such Renewal
                        Minimum Rent is agreed upon or determined by arbitration, such Renewal Minimum Rent shall in no event provide for a Minimum Rent plus percentage rent, if any, in an amount less than the Minimum Rent, for the last year of the Term. Pending agreement of the parties as to, or as to the determination by arbitration of the Renewal Minimum Rent, Tenant shall continue to pay the Minimum Rent for the last year of the Term, and upon agreement or determination by arbitration as aforesaid shall commence to pay the Renewal Minimum Rent retroactive to the commencement of the renewal term. Any underpayments by the Tenant shall be adjusted retroactive to the commencement of the renewal term.

                        If Landlord desires at any time during any renewal term to demolish the Building, the Tenant will, on receiving six (6) months notice (which six (6) months notice may be given during the original term of the Lease to be effective on the expiry of the original term of the Lease), surrender the Lease and the remainder of the renewal term or terms, if any, from the day mentioned in such notice and will thereupon vacate the Demised Premises and yield up to the Landlord the peaceable possession thereof, and the rental shall be due and payable to the date of surrender of the Lease.

COMMON                  8.       The Tenant shall have the right at all times
DRIVEWAY                with others entitled thereof (subject entitled thereto
AND                     (subject to the right of the Landlord from time to time
PARKING                 in its discretion to be reasonably exercised to
                        designate those parts of the parking areas which are to be utilized by the Tenant) to use the common driveways and parking areas appurtenant thereto, provided that the Landlord shall have the right to make such changes, improvements or alterations as the Landlord may, from time to time, decide in respect of the common outside areas, including the right to change the location and layout of the parking areas, in no event shall the tenant be restricted to less than SIX (6) parking spaces.

                                   [initials]

IMPOSSIBILITY           9.       It is understood and agreed that whenever and
OF                      to the extent that Landlord shall be unable to fulfill
PERFORMANCE             or shall be delayed or restricted in the fulfillment of
                        any obligation hereunder in respect of the supply or provision of any service or utility or by the doing of any work or the making of any repairs by reason of being unable to obtain the material, goods, equipment, service or labour required to enable it to fulfill such obligation, or by reason of any Statute, Law or Order in Council, or any regulation or Order passed or made pursuant thereto, or by reason of the Order or Direction of any Administrator, Comptroller,
                        Board, Governmental Department or Office, or other authority required thereby, or by reason of any other cause beyond its control, whether of the foregoing character or not, Landlord shall be relieved from the fulfillment of such obligation and Tenant shall not be entitled to compensation of any inconvenience, nuisance or discomfort thereby occasioned.

USE OF                  10.      The Demised Premises shall not be used for any
PREMISES                purpose other than: Sale of Tires, Car Phones retail
                        and ancillary items.

NET                     11.      It is the intention of this Offer to Lease
LEASE                   that the Lease to be signed by Tenant shall be a net
                        carefree Lease to Landlord and without limiting the generally of the foregoing, Tenant shall be required to pay the following charges and expenses in addition to Minimum Rent.

                        (a) all realty taxes and all other assessments and duties, including local improvements, levied against the Tenant's leasehold improvements and the Demised Premises, including business taxes, capital taxes and value added taxes;

                        (b) it's proportionate share of all realty taxes, and all other assessments and duties, including local improvements, levied against the building, of the Complex, if applicable, in which the Building forms a part and the lands adjacent thereto;

                        (c) all water, gas and electric rates, and insurance premiums with respect to the Demised Premises;

                        (d) its proportionate share of all costs with respect to the maintenance, operation, repair, replacement and upkeep of the Building, or the Complex, if applicable, in which the Building forms a part and the common areas including, without limiting the generality of the foregoing, all Insurance placed from time to time by Landlord in connection therewith together with an administrative fee of fifteen percent of the aggregate of all such costs, described in this paragraph 11(d); and

[initials]              (e)      all charges for heating and air-conditioning
                        the Demised Premises (charges will be pro-rated if the unit serves more than one premises). There shall be no escalation in common expenses during the term of the lease from the current level of common expenses for the expenses disabled in 11.(c)(d)(e).

REPAIR                  12.      Tenant covenants to repair the Demised Premises
                        (reasonable wear and tear, damage by fire, lightning and tempest and repair to inherent structural defects in the Demised Premises not caused or contributed by Tenant only excepted).

ASSIGNMENT              13.      Tenant shall not assign the Lease or sublet or
SUBLET                  part with possession of all or part of the Demised
                        Premises without the prior written consent of Landlord, which consent, subject to Landlord's right to terminate the Lease, shall not be unreasonably withheld. There shall be no change in the effective voting control of Tenant without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

SIGNS                   14.1     The Tenant to have the right to erect a
                        sign(s) on the exterior of the building of such area to
                        be designated by the Landlord denoting it's tenancy
                        therein, provided such sign(s) conform with all
                        municipal by-laws and Landlords consent not be
                        unreasonably withheld. Tenant shall be free to install
                        at its own expense a pylon sign in front of the demised
[initials]              premises conforming to all municipal by-laws.

ALTERATIONS             15.      Tenant shall not undertake any alterations in
                        or to the Demised Premises or any part thereof without obtaining the prior written consent of the Landlord, which consent shall not be unreasonably withheld, provided any alterations shall be made by contractors approved by Landlord and provided further that such consent may be withheld if Landlord has not received plans showing the proposed alterations and requisite permits authorizing such alterations. No alterations of a structural nature may be undertaken. Tenant shall forthwith pay as additional rent, all fines, costs and expenses incurred by Landlord in connection with Tenant's failure to obtain all requisite permits. Tenant shall, if required by the Landlord restore the premises to their original condition at the expiration of the Lease Term, normal wear and tear excepted.

STRUCTURAL              16.      Landlord covenants during the Term of the
REPAIRS                 Lease to make structural repairs at his own expense
                        save as otherwise provided, to the exterior walls, foundation and structure of the Building, or the Complex, if applicable, excluding the roof of the Building, or the Complex, if applicable, caused by structural defects or weaknesses. Provided, however, any structural damage caused or contributed by the misconduct or negligence of Tenant, its agents, servants, invitees or those for whom Tenant is at law responsible shall be repaired by Landlord at the expense of Tenant.

STANDARD                17.      Tenant and the Indemnifier, if any, shall
LEASE FORM              execute and Tenant shall deliver to Landlord within 15
                        (15) days after receipt therof by Tenant, Landlord's standard form of Lease incorporating the terms herein set forth. In the event that Tenant and the Indemnifier, if any, fail to so execute and deliver the said Lease within the said time, Landlord may elect, by giving written notice to Tenant, to terminate the Agreement resulting from the acceptance of this Offer to Lease, provided that such election shall not be a waiver of any other rights which the Landlord may have.

TENANTS                 18.      Tenant may install a ramp to the rear shipping
WORK                    door of not more than 25 feet in length, said ramp to
                        contain drains. Landlord agrees to reimburse the Tenant for its costs in building the ramp up to $2,900.00 on the first anniversary of the Lease
                        Commencement provided the Tenant is not in default and is still in possession.

                                 Tenant must provide the Landlord with plans
                        for the ramp for the Landlord's reasonable approval and receipted invoices after construction is completed.

OVERLOADING             19.      The Tenant will not bring upon the Demised
                        Premises or any part thereof any machinery, equipment, article or thing that by reason of its weight, size or use might damage the floors of the Demised Premises, and that if any damage is caused to the Demised
                        Premises by any machinery, equipment, article or thing or by overloading or by any act, neglect or misuse on the part of the Tenant or any of its servants, agents or employees or any person having business with the Tenant, the Tenant will forthwith repair the same or pay to the Landlord the costs of making good the same.

ROOFOPENING             20.      The Tenant shall not install any exhaust hood
                        or exhaust duct work through the roof of the Leased
                        Premises or the Development. The Landlord will provide all openings on the roof of the Leased Premises and structural supports, in such locations as designated on the Tenant's Plans as approved by the Landlord for the purpose of the installation of the Tenant's heating, ventilation and air-conditioning system, all at tenant's sole cost and expense, without mark-up, but including any of the Landlord's engineering fees and costs.

                                   [initials]

ENTRY BY                21.      The Tenant acknowledges the Landlord's advice
LANDLORD                that the Landlord may be maintaining in and about the
                        Demised Premises, utility meters, sprinkler lines and or riser stations, electrical and mechanical distribution installations which may be required in order to service not only the Demised Premises but other parts of the Building of which the Demised
                        Premises form a part. In this regard, the Tenant agrees that it shall be lawful, for the Landlord and its agents to enter upon the Demised Premises in order to carry out such repairs to such installations as may be required and in order to facilitate the utilization of such installations for the benefit of tenants occupying other portions of the building of which the demised premises form a part.

REGISTRATION            23.      Tenant covenants and agrees not to register
                        this Offer to Lease or notice therof at any time and, if registered by Tenant for whatever reason, Landlord shall have the option to terminate the Agreement resulting from the acceptance of this Offer to Lease.
                        Tenant shall not register the Lease. However, Tenant may register a Notice of Lease for the purpose of registration, provided such Notice of Lease shall describe the parties, the Demised Premises, the Term of the Lease and any renewals. Such Notice of Lease shall be prepared by Tenant's solicitors, and shall be subject to the prior written approval of Landlord and its solicitors, at Tenant's expense and shall be registered by Tenant's expense.

NO REPRE-               24.      It is agreed that there are no covenants,
SENTATION               representations, agreements, warranties or conditions
                        in any way relating to the subject matter of the Offer to Lease, whether expressed or implied, collateral or otherwise, except those set forth herein.

NO ASSIGN-              25.      The Agreement resulting from the acceptance of
MENT OF THIS            this Offer to Lease shall be assigned by or otherwise
AGREEMENT               transferred by Tenant.

TIME OF                 26.      Time shall be of the essence.
ESSENCE

LANDLORD'S              27.      This Offer shall be irrevocable by Tenant and
ACCEPTANCE              shall be open for acceptance by Landlord for __________
                        ( ) days from the date of submission hereof, after which time, if not accepted, the Offer shall be null and void and all monies paid hereunder shall be returned to the Tenant as aforesaid.

                        28.      Schedule A form part of this Offer to Lease.



SIGNED, SEALED & DELIVERED            )  1054323 ONTARIO LIMITED
in the presence of:                   )                                 (Tenant)
                                      )
                                      )  Per /s/ [illegible]
                                      )     ------------------------------------
                                      )
                                      )  Per /s/ [illegible]
                                      )     -----------------------------------

The Landlord accepts the above Offer to Lease this __________ day of __________ 19___

                                      )  Glen Young Investments
                                      )                               (Landlord)
                                      )
                                      )
                                      )  ---------------------------------------
                                      )
                                      )  ---------------------------------------

                           The Tenant acknowledges receipt of a fully executed
Offer to Lease this __________ day of __________ 19_____.


                                         ---------------------------------------
                                                            (Tenant's Signature)

                                   [initials]